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                                                                    EXHIBIT 10.6


                              SPORTSNUTS.COM, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement") is entered into as of this 16th day of November, 1998, by and between SportsNuts.com, Inc., a Utah corporation (the "Company"), and Kenneth Denos, a resident of the State of Utah (the "Employee"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

            In consideration of the foregoing and of the promises and mutual covenants contained herein, the Parties hereto agree as follows:

8.          Employment; Location

            The Company hereby employs Employee and Employee hereby accepts such employment in Utah Salt Lake, and Summit Counties, State of Utah, or in such other location or locations as may be mutually agreed between the Parties.

9.          Term

            The Company agrees to employ Employee and Employee agrees to accept employment with the Company for the three-year period beginning November 16, 1998 through November 15, 2001, unless this Agreement is sooner terminated pursuant to Section 6 below (the "Employment Term").

10.         Duties

            Employee's employment hereunder shall be in the capacity of the Executive Vice President and General Counsel of the Company. Employee hereby agrees to faithfully execute, to the best of his ability, such duties in connection with such office and to otherwise devote his full time, skills, and best efforts to such duties. Employee shall perform such duties subject to the general supervision and control of the Company's President, Chief Executive Officer, and Board of Directors. Employee agrees that during the Employment Term, he shall not carry on outside work of any nature (including, without limitation, charitable work, civic activities, consulting work, or directorships) that is reasonably determined by the Board of Directors to substantially interfere with Employee's duties and responsibilities hereunder.

11.         Compensation and Benefits

            During the Employment Term, the Company shall pay Employee, and Employee accepts as full compensation for all services to be rendered to the Company, the following compensation and benefits:

            11.1 Salary. The Company shall pay Employee a base salary equal to One Hundred Ten Thousand ($110,000) per year ("Base Salary") plus such annual additional compensation or performance bonus as will be determined by the Board of Directors at the end of


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each fiscal year. Such compensation shall be paid to Employee in accordance with the Company's payroll practices in effect from time to time during the Employment Term.

            11.2 Grant of Option. Effective at the commencement of the Employment Term, the Company hereby grants to Employee an option ("Option") to acquire 400,000 shares of its common stock at an exercise price of $1.00 per share. Effective with the commencement of the Employment Term, the Option shall vest immediately with respect to 150,000 shares. With respect to the remainder of the Option, the Option shall vest in three (3) successive annual installments of 83,333, 83,333, and 83,334 shares each, with the first installment vesting one (1) year from the date of this Agreement. Notwithstanding the foregoing, if Employee's employment is terminated by the Company without Cause (as defined below), the Option shall immediately vest and become exercisable with respect to all of the shares of Common Stock subject to the Option. The Option or any portion thereof shall expire if not exercised within five (5) years from the date hereof. The Option shall be governed by and shall be subject to the provisions of the Company's 1998 Stock Option Plan. The Company shall prepare and deliver to Employee a separate grant of the Option in accordance with the Plan in the form attached hereto as Exhibit "A."

            11.3 Vehicle Allowance. The Company shall reimburse Employee for up to $500 per month for expenses incurred from the operation and maintenance of a vehicle to be used in connection with Employee's duties herein. Employee hereby agrees to provide such evidence of expenses as may reasonably be required by the Company.

            11.4 Continuing Education and Legal Association Membership. The Company shall pay all expenses for Employee to attend two (2) Continuing Legal Education seminars anywhere within the continental United States, and two additional (2) Continuing Legal Education seminars within the State of Utah, at such times and locations as reasonably requested by Employee. The Company shall also pay any and all fees necessary to maintain Employee's membership in the Utah State Bar and the American Bar Association.

            11.5 Malpractice Insurance. During the Employment Term, the Company shall pay any and all such premiums to maintain a legal malpractice insurance policy covering Employee for actions taken as an agent of the Company.

            11.6 Additional Benefits. Employee shall be eligible to participate in the Company's employee benefit plans for employees, including any such benefits made available to similarly situated executives of the Company, if and when any such plans may be adopted. Such benefit plans may include, without limitation, the following: bonus plans, pension or profit sharing plans, incentive stock plans and those plans covering life, disability, health, and dental insurance in accordance with the rules established in the discretion of the Board of Directors for individual participation in any such plans as may be in effect from time to time.

            11.7 Vacation, Sick Leave, and Holidays. During the Employment Term, Employee shall be entitled to vacation, sick leave and holidays at full pay for a minimum of two (2) weeks or such other period as established by the Board of Directors.

            11.8 Deductions. During the Employment Term, the Company shall have the right to deduct from Employee's Base Salary and other compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state,


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or local tax or charge which may be hereafter enacted or required by law as a charge on any such amounts paid to Employee.

12.         Business Expenses

            The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred in fulfilling Employee's duties hereunder, in accordance with the general policy of the Company in effect from time to time, provided that Employee furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal or state income tax returns of the Company.

13.         Termination

            13.1 Generally. During the Employment Term, either the Company or Employee may terminate Employee's employment with the Company hereunder at any time, without or without Cause or Good Reason, in its or his sole discretion, upon thirty (30) days prior written notice. Without limiting the foregoing, Employee may immediately terminate his employment with the Company at any time for Good Reason, and the Company may immediately terminate Employee's employment for Cause. In the event Employee's employment is terminated hereunder, all obligations of the Company and all obligations of Employee shall cease except as provided in this Section 6 and in Sections 7-19 below. For purposes of this
Agreement:

                   (a) "Cause" shall mean (i) Employee's material breach of any of the terms, covenants, representations, or warranties contained in this Agreement which continues following not less than two (2) weeks written notice from the Company of such breach; (ii) the Executive being guilty of willful misconduct on the Company's premises or elsewhere, whether during the performance of his duties or not, which materially and negatively affects the business or reputation of the Company; (iii) Employee's being found guilty or entering a plea of guilty or nolo contendre in a criminal court of a felony; or
            (iv) Employee's willful breach of duty or habitual neglect of duty, or refusal to comply with any reasonable or proper direction given by on behalf of the President, Chief Executive Officer, or Board of Directors.

                   (b) "Good Reason" shall mean the termination of employment by
            Employee as a result of (i) a material breach of this Agreement by the Company, or (ii) a relocation of Employee outside Utah, Salt Lake, and Summit Counties.

                   (c) "Termination Date" shall mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability (as defined below), the date on which a notice of termination due to Disability is delivered to the Employee (or such later date as may be set forth in such notice); (iii) if this Agreement is terminated by the Company, the date on which a notice of termination is delivered to the Employee (or such later date as may be set forth in such notice); (iv) if the Agreement is terminated by the Employee, the earlier of (x) the date on which the Employee delivers the notice of termination (or such later date as may be set forth in such notice) to the Company and
            (y) the date he ceases work; or (v) if this Agreement expires by its terms, on the last day of the term of this Agreement.

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                   (d) "Disability" shall mean the Employee is unable to perform the essential functions of his job and render services of the character previously performed in the ordinary course and that such inability continues for a period of at least three (3) consecutive months (or for shorter periods totaling more than four (4) months during any period of twelve (12) consecutive months).

            13.2   Severance Pay.

                   (a) If (i) the Company terminates the employment of the
            Employee without Cause, or (ii) the Employee terminates his employment for Good Reason, the Employee shall be entitled to receive Base Salary until six (6) months following the Termination Date, or until such time as the Employee has obtained new employment at an annual salary equal to or greater than ninety percent (90%) of Employee's Base Salary hereunder, whichever comes first (such payment after the Termination Date is referred to as "Severance Pay"). During this time, the Employee agrees to make a good faith effort to find new employment. The Severance Pay outlined above shall be paid in accordance with the Company's regular payroll schedule in effect at the time that Severance Pay is due.

                   (b) If (i) the Employee voluntarily terminates his employment other than for Good Reason, or (ii) the Employee is terminated by the Company for Cause, then the Employee shall be entitled to receive Base Salary (excluding any accrued vacation) through the Termination Date only, and no other compensation shall be payable.

                   (c) If the Employee's employment is terminated due to death or Disability, the Employee shall be entitled to receive Base Salary and accrued vacation through the Termination Date only, and no other compensation shall be payable.

                   (d) In addition to the provisions of Section 6.2(a) and
            6.2(b) hereof, to the extent COBRA shall be applicable to the Company, the Employee shall be entitled to continuation of group health plan benefits for such period as may then be required by law if the Employee satisfies all applicable conditions to the receipt of such continuation of benefits, including any required elections or payments.

                   (e) Employee acknowledges that, upon termination of his
            employment, he is entitled to no other compensation, severance or other benefits other than those specifically set forth in this Agreement.

                   (f) The provisions of this Section 6.2 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Employee or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, as a result of any termination of the Employee's employment. The Employee shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 6.2.

            13.3 Option to Retain as Consultant. Upon termination of Employee's employment, other than for reason of Employee's death, the Company shall have an option to retain

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the services of Employee as a consultant for a period of one year from the
Termination Date. The Company shall exercise such option by giving written notice thereof to Employee within ten (10) days after the Termination Date, and the obligations of Employee as a consultant upon such exercise shall be effective from the Termination Date. If the Company elects to exercise such option, Employee shall make himself available to the Company during the period of consultancy at least 2 hours during any one-month period. Employee agrees to accept as consideration for such services as a consultant a fee of $100 per hour. In addition, the Company shall reimburse Employee for any reasonable expenses paid or incurred by Employee in connection with the performance of duties as a consultant of the Company. Employee shall be entitled to no compensation as a consultant other than the above fees and expenses. Employee acknowledges and agrees to be bound by the obligation not to compete with the Company as set forth in Section 7 below during the period for which Employee is a consultant for the Company.

14.         Covenant Not to Compete

            14.1 Covenant. Employee acknowledges that his services are of a special, unique, and extraordinary value to the Company and that he has access to the Company's trade secrets, Confidential Information, and strategic plans of the most valuable nature. Accordingly, Employee hereby agrees that, while employed by the Company as either an employee or as a consultant pursuant to this Agreement, and, in any event, during the two (2) year period following the termination of Employee's employment hereunder, Employee will not directly or indirectly compete (as defined in Section 7.2 below) with the Company in any geographic area in which the Company does or has done business, and will not (i) induce or attempt to induce any employee of the Company or any entity controlled by or in common ownership with the Company ("Affiliates") to leave the employ of the Company or any of its Affiliates or in any way interfere with the relationship between the Company or any of its Affiliates and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any of its Affiliates at any time during the six month period preceding the termination of Employee's employment hereunder, (iii) induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its Affiliates to cease doing business with the Company or any of its Affiliates, as the case may be, or in any way interfere with the relationship between any such customer, supplier, licensee, or business relation and the Company or any of its Affiliates, or (v) authorize or assist in the taking of any of the foregoing actions by any third party.

            14.2 Direct and Indirect Competition. As used herein, the phrase "directly or indirectly compete" shall include owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any business (other than the Company's) which is the same as or competitive with any business conducted or to be conducted by the Company or any of the Company's subsidiaries; provided, however, that this prohibition shall not apply to ownership of less than one percent (1%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market.

            14.3 Enforceability. If any of the provisions of this Section 7 is held unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this Section to preserve the enforceability hereof to the maximum extent then permitted by law. In addition, the enforceability of this Section is also subject to the injunctive and other equitable powers of a court as described in Section 11 below.

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15.         Confidential Information

            Employee acknowledges that during Employee's employment or consultancy with the Company, Employee will develop, discovery, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products, services (including prices, costs, sales, or content), or the conduct of business of the Company or an Affiliate, computer programs, computer systems, operations, processes, knowledge of the organization or the industry, research and development operations, future business plans, customers (including identities of customers and prospective customers, identities of individual contracts at business entities which are customers or potential customers), business relationships, or other information, which is of a confidential and proprietary nature ("Confidential Information"). Employee agrees that all files, data, records, reports, documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into Employee's possession, shall remain the exclusive property of the Company (or its Affiliates as the case may be), and Employee hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which Employee may acquire in any Confidential Information. Employee further agrees not to disclose or use any Confidential Information and to use Employee's best efforts to prevent the disclosure or use of any Confidential Information either during the term of employment or consultancy or at any time thereafter, except as may be necessary in the ordinary course of performing Employee's duties under this Agreement. Upon termination of Employee's employment or consultancy with the Company for any reason, Employee shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and Employee shall not take from the Company's premises any such material or equipment or any reproduction thereof.

16.         Invention Assignment

            16.1 Disclosure of Inventions. Employee hereby agrees that if he conceives, learns, makes, or first reduces to practice, either alone or jointly with others, any inventions, improvements, original works of authorship, formulas, processes, computer programs, sales or marketing techniques, know-how, or data (hereinafter referred to as "Inventions") relating to the business and/or technology of the Company while he is employed by the Company, he will promptly disclose such Inventions to the Company or to any person designated by the Company.

            16.2 Ownership, Assignment, Assistance, and Power of Attorney. All Inventions relating to the Company's business, operations, or research and development which result from work performed by Employee for the Company shall be the sole and exclusive property of the Company, and the Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protections for such Inventions in any country. Employee hereby assigns to the Company any rights which Employee has acquired or which Employee may acquire in such Inventions. Furthermore, Employee agrees to assist the Company in every proper way at the Company's expense to obtain patents, copyrights, and other statutory or common law protections for such Inventions in any country and to enforce such rights from time to time. Specifically, Employee agrees to execute all documents as the Company may use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections, together with any assignments thereof to the Company or to any person designated by the Company. Employee's obligations under this paragraph shall continue beyond the termination of his employment with the Company, but the Company shall compensate Employee at a reasonable rate after such termination for the time which Employee actually spends at the Company's request


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in rendering such assistance. In the event the Company is unable for any reason whatsoever to secure Employee's signature to any lawful document required to apply for or to enforce any patent, copyright, or other statutory or common law protections for such Inventions, Employee hereby irrevocably and severally designates and appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act in Employee's stead to execute such documents and to do such other lawful and necessary acts to further the issuance or prosecution of such patents, copyrights, and other statutory or common law protections, and Employee hereby declares that such documents or such acts shall have the same legal force and effect as if such documents were executed by Employee or such acts were done by Employee.

            16.3 Exclusion of Prior Inventions. Employee has identified on Exhibit B attached hereto a complete list of all Inventions which Employee has conceived, learned, made or first reduced to practice, either alone or jointly with others, prior to Employee's employment with the Company and which Employee desires to exclude from the operation of this Agreement. If no Inventions are listed on this Exhibit B, Employee represents that he has made no such Inventions at the time of signing this Agreement.

17.         No Conflicts

            Employee hereby represents that, to the best of Employee's knowledge, Employee's performance of all the terms of this Agreement and work as an employee or consultant of the Company does not breach any oral or written agreement which Employee has made prior to employment with the Company hereunder.

18.         Equitable Remedies

            Employee acknowledges that Employee's obligations hereunder are special, unique, and extraordinary, and that a breach by Employee of certain provisions of this Agreement, including without limitation Sections 7 through 9 above, would cause irreparable harm to the Company for which damages at law would be an inadequate remedy. Accordingly, Employee hereby agrees that in any such instance the Company shall be entitled to seek injunctive or other equitable relief in addition to any other remedy to which it may be entitled. All of the rights of the Company from whatever source derived, shall be cumulative and not alternative.

19.         Assignment

            This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board of Directors of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

20.         Waiver or Modification

            Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the Parties hereto.

21.         Resolution of Disputes

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            The Parties hereby agree that all disputes concerning this Agreement shall be subject to binding arbitration by an independent arbitrator to be jointly selected and agreed upon by the Parties hereto. In the event that the Parties cannot agree upon an independent arbitrator, the Parties hereby consent to subject any such dispute to binding arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties agree that the Company and Employee shall equally bear the costs of any such arbitration under this Section 14.

22.         Entire Agreement

            This Agreement constitutes the full and complete understanding and agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

23.         Employee Acknowledgment.

            Employee acknowledges that (i) he was consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based upon his own judgement.

24.         Severability

            If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

25.         Notices

            Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile transmission to the other party to the address or telephone number set forth below or to such other address or telephone number as either party may designate from time to time according to this provision. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

            (a)    To Employee at:              Kenneth I. Denos
                                                119 South, 500 West
                                                Clearfield, Utah 84015

            (b)    To the Company at:           SportsNuts.com, Inc.
                                                754 North 1890 West
                                                Provo, Utah 84601
                                                Attention: Kenneth Forrest

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26.         Governing Law; Venue

            This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to the conflict of laws. The Parties further agree that proper venue and jurisdiction for any dispute under this agreement shall be the courts in the State of Utah.

            IN WITNESS WHEREOF, Employee has signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative to be effective as of the date first given above.

SPORTSNUTS.COM, INC.                         EMPLOYEE


/s/Kenneth Forrest                           /s/Kenneth Denos
-----------------------------------          -----------------------------------
Kenneth Forrest                              Kenneth Denos
President